                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                          NICHOLS RESEARCH CORPORATION

         The undersigned incorporator, desiring to form a corporation pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:


                                   ARTICLE I
                                      Name

         The name of the corporation is NICHOLS RESEARCH CORPORATION.


                                   ARTICLE II
                                Registered Agent

         The address of the registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.


                                  ARTICLE III
                                    Purpose

         The corporation shall have the right to engage in any and all lawful businesses for which corporations may be organized under the General Corporation Law of the State of Delaware, including, but not limited to, rendering advanced technical services for government agencies through contracts and subcontracts with such agencies.


                                   ARTICLE IV
                                    Capital

         The aggregate number of shares which the corporation is authorized to issue is 10,000,000 shares of $.01 par value voting common stock all of the same class and none preferred.


                                   ARTICLE V
                           Initial Board of Directors

         The number of directors constituting the initial board of directors is five and the name and address of each initial director is as follows:

NAME                                               ADDRESS
- ----                                               -------
Roy J. Nichols                                     4040 South Memorial Parkway
                                                   Huntsville, AL 35802

Chris H. Horgen                                    4040 South Memorial Parkway
                                                   Huntsville, AL 35802

Patsy L. Hattox                                    4040 South Memorial Parkway
                                                   Huntsville, AL 35802

Roger P. Heinisch                                  4040 South Memorial Parkway
                                                   Huntsville, AL 35802

John R. Wynn                                       4040 South Memorial Parkway
                                                   Huntsville, AL 35802


                                   ARTICLE VI
                                  Incorporator

         The incorporator of this corporation is JOHN R. WYNN, whose address is 4040 South Memorial Parkway, Huntsville, Alabama 35802.


                                   ARTICLE VI
                                     Powers

         The corporation shall have all rights and powers granted corporations under the General Corporation Law of the State of Delaware.


                                  ARTICLE VIII
                               Special Provisions

         The following special provisions shall apply with respect to this corporation:

         (1) The Board of Directors shall have the power to adopt, amend, or repeal bylaws of the corporation.

         (2) Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         (3) The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to merge, sell its assets and take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         (4)     The following provisions shall apply with respect to





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directors' and officers' liability and indemnification:

         (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as @o a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the following paragraph (c) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer, (and not in any other capacity in which service was or is rendered by such persons while a director or officer, including, without limitation, service to an employee benefit plan) in advance





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of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director officer, to repay all amounts so advanced if it shall or is ultimately be determined that such director or officer not entitled to be indemnified under this Article or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (c) If a claim under paragraph (b) of this Article is not paid in full by the corporation within thirty received by the corporation within thirty days after a written claim has been ration, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (e) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.





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         IN WITNESS WHEREOF, the undersigned incorporator has hereunto executed this Certificate of Incorporation on this the 9th day of February, 1989.


                                              John R. Wynn
                                              ----------------------------------
                                              John R. Wynn

ATTEST:


Wendy J. Babcock
- --------------------------------




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
                            ARTICLES OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                         NICHOLS RESEARCH CORPORATION


     Nichols Research Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: That the Board of Directors of said Corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to Article IV of the Certificate of Incorporation of said
Corporation:

                                  ARTICLE IV

                                   Capital

          The aggregate number of shares which the corporation is authorized to issue is 20,000,000 shares of $.01 par value voting common stock all of the same class and none preferred.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the aforesaid amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Nichols Research Corporation, has caused this Certificate to be signed by Chris H. Horgen, Its Chief Executive Officer, attested by Patsy L. Hattox, its Secretary, and its corporate seal hereunto affixed, on this the 11th day of January, 1996.

                                     NICHOLS RESEARCH CORPORATION


                                     By:       CHRIS H. HORGEN
                                         ---------------------------
                                         Its Chief Executive Officer

ATTEST:

      PATSY L. HATTOX
- ---------------------------
       Its Secretary


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